Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098
NANTHEALTH REPORTS 2021 FIRST QUARTER FINANCIAL RESULTS

•Q1 2021 Financial Highlights:
•Total net revenue was $16.2 million, nearly all of which was software-related revenue
•Gross margin was 56% of total revenue
•Post Quarter End:
•Completed $137.5 million in new financing
•Launched Eviti® Connect for autoimmune diseases, which affects more than 50 million in the U.S. alone
•Eviti Connect won the MedTech Breakthrough award for "Best MedTech Overall Software"

Culver City, Calif. – May 6, 2021 — NantHealth, Inc. (NASDAQ-GS: NH), a provider of enterprise solutions that help businesses transform complex data into actionable insights, today reported financial results for its first quarter ended March 31, 2021.

“Last month, we successfully completed a $137.5 million financing transaction and will use a portion of the proceeds to retire our existing convertible notes,” said Ron Louks, Chief Operating Officer, NantHealth. “We intend to use the balance of the proceeds to, among other things, support our growth initiatives, which include further developing our existing SaaS offerings, expanding our recently acquired OpenNMS business and investing in our data services and cloud capabilities.

“Turning to our 2021 first-quarter financial results, as expected revenues declined largely due to the accounting for amortization of services related to expired or renewed contracts at the end of the 2020 fourth quarter. While we remain committed to managing our overhead costs, we have continued the ramp up of our investment in research and development to improve and expand the innovative solutions we bring to our customers.

“Looking ahead, we see growing opportunities to expand and diversify our business within and beyond healthcare. Earlier this week, we launched Eviti Connect for autoimmune diseases, extending our proven payer solution beyond oncology, and announced plans to further develop the Eviti platform to allow us to expand into additional disease states, over time. In addition, we are expanding OpenNMS offerings to include a new cloud-based platform to supplement our already robust on-premise platform, which will both broaden the solutions we offer to our healthcare customers and attract new customers across a variety of industries.”

Software and Services Highlights:

•Clinical Decision Support (Eviti®):

•In May, launched Eviti Connect for autoimmune diseases, bringing the Company’s payer solution for oncology to a disease type that affects more than 50 million in the U.S. alone. The Company developed a new, flexible platform that will enable it to expand into disease areas beyond oncology and autoimmune

•Launched Eviti Connect 8.4, which included:

◦New functionality enables drug customization per payer or line of business providing more flexibility to meet diverse policies within the payer organization

◦New payer communication capability that reduces delays in treatment plan reviews

•In May, Eviti Connect won the MedTech Breakthrough award for "Best MedTech Overall Software," recognized for the platform's innovative ability to break through digital health and technology markets

Payer Engagement (NaviNet® and Population Health Management):

•Continued customer renewals, securing three multi-year agreements in Q1 with over $700K of annual contract value

•AllPayer, the Company's direct-to-provider solution, had its seventh consecutive quarter of growth

•Enhanced NaviNet essential workflows to support automation and promote greater usability

◦Open Authorizations now allows health plans to configure rules defining which services do not require prior authorization. This increases transparency for providers and saves time by eliminating unnecessary requests

◦New Referral Submission API enables providers to automate management of referral requests through NaviNet, making it easier to guide patients to optimal quality and cost referral sites

•Announced Population Health Management, a new product offering that integrates multiple data sources into one platform, providing a more complete view of the patient. This enables payers and providers to engage proactively with patients, increasing the quality of care while reducing costs

•Network Monitoring and Management (OpenNMS®):

•Deployed a solution for a global energy customer that scales the monitoring and analysis of network communications by aggregating the data streams (netflow) to greatly improve scalability and usability of the solution

•Initiated a Zero-touch Appliance service pilot with a large national retailer

Business and Financial Highlights

For the 2021 first quarter:

•Total net revenue was $16.2 million compared with $18.2 million in Q1 of 2020. Within total revenue, total software-related revenue was $16.2 million compared with $18.1 million in prior-year first quarter.

•Gross profit was $9.1 million, or 56% of total net revenue, compared with $11.0 million, or 60% of total net revenue, for the prior-year period.

•Selling, general and administrative (SG&A) expenses increased to $12.5 million from $12.4 million in the 2020 first quarter.

•Research and development (R&D) expenses increased to $5.0 million from $3.6 million.

•Net loss from continuing operations attributable to NantHealth, net of tax, was $15.4 million, or $0.14 per share, compared with $8.9 million, or $0.08 per share, in the 2020 first quarter.

•Non-GAAP net loss from continuing operations attributable to NantHealth was $9.6 million, or $0.09 per share, compared with $6.1 million, or $0.06 per share, for the first quarter of 2020.

•At March 31, 2021, cash and cash equivalents totaled $10.8 million.

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the first quarter ended March 31, 2021. The conference call will be available to interested parties by dialing 844-309-3709 from the U.S. or Canada, or 281-962-4864 from international locations, passcode 8364209. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, a member of the NantWorks ecosystem of companies, provides enterprise solutions that help businesses transform complex data into actionable insights. By offering efficient ways to move, interpret and visualize complex and highly sensitive information, NantHealth enables customers in healthcare, life sciences, logistics, telecommunications and other industries to automate, understand and act on data while keeping it secure and scalable. NantHealth’s product portfolio comprises the latest technology in payer/provider collaboration platforms for real-time coverage decision support (Eviti and NaviNet), molecular analysis (GPS Cancer) and data solutions that provide multi-data analysis, reporting and professional services offerings (Quadris). OpenNMS, a NantHealth subsidiary, helps businesses monitor and manage network health and performance. For more information, visit nanthealth.com, follow us on Twitter, Facebook and LinkedIn, and subscribe to our blog.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our sequencing and molecular analysis solutions; establish relationships with, key thought leaders or payers’ key decision makers in order to establish GPS Cancer as a standard of care for patients with cancer; our ability to grow the market for our Systems Infrastructure, and applications; successfully enhancing our Systems Infrastructure and applications to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to integrate OpenNMS into our operations; our ability to obtain regulatory approvals; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of GPS Cancer; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$10,810	$22,787
Accounts receivable, net	4,705	3,273
Related party receivables, net	990	1,031
Prepaid expenses and other current assets	4,549	3,504
Total current assets	21,054	30,595
Property, plant, and equipment, net	12,859	13,102
Goodwill	98,333	98,333
Intangible assets, net	45,737	47,969
Related party receivable, net of current	858	823
Operating lease right-of-use assets	7,193	7,539
Other assets	1,932	1,927
Total assets	$187,966	$200,288

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,598	$5,122
Accrued and other current liabilities	15,832	13,975
Deferred revenue	1,217	1,166
Related party payables, net	4,092	4,238
Notes payable	—	268
Related party convertible note, net	9,963	9,411
Convertible notes, net	96,095	90,578
Total current liabilities	128,797	124,758
Deferred revenue, net of current	611	393
Related party liabilities	32,860	31,091
Related party promissory note	112,666	112,666
Deferred income taxes, net	1,752	1,853
Operating lease liabilities	7,723	8,170
Other liabilities	35,198	32,757
Total liabilities	319,607	311,688

Stockholders' deficit
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 111,366,133 and 111,284,733 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	11	11
Additional paid-in capital	878,241	891,583
Accumulated deficit	(1,010,046)	(1,003,210)
Accumulated other comprehensive loss	(140)	(168)
Total NantHealth stockholders' deficit	(131,934)	(111,784)
Noncontrolling interests	293	384
Total stockholders' deficit	$(131,641)	$(111,400)
Total liabilities and stockholders' deficit	$187,966	$200,288

NantHealth, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue
Software-as-a-service related	$15,757	$18,121
Maintenance	383	—
Professional services	27	—
Total software-related revenue	16,167	18,121
Sequencing and molecular analysis	3	59
Total net revenue	16,170	18,180

Cost of Revenue
Software-as-a-service related	5,535	5,701
Maintenance	207	—
Professional services	7	—
Amortization of developed technologies	1,247	1,143
Total software-related cost of revenue	6,996	6,844
Sequencing and molecular analysis	47	352
Total cost of revenue	7,043	7,196

Gross Profit	9,127	10,984

Operating Expenses
Selling, general and administrative	12,502	12,427
Research and development	5,013	3,550
Amortization of acquisition-related assets	985	867
Total operating expenses	18,500	16,844
Loss from operations	(9,373)	(5,860)
Interest expense, net	(3,568)	(4,657)
Other (expense) income, net	(2,570)	3,454
Loss from related party equity method investment	—	(1,784)
Loss from continuing operations before income taxes	(15,511)	(8,847)
(Benefit from) provision for income taxes	(8)	93
Net loss from continuing operations	(15,503)	(8,940)
Income from discontinued operations, net of tax attributable to NantHealth	4	32,005
Net (loss) income	(15,499)	23,065
Net loss attributable to noncontrolling interests	(91)	—
Net (loss) income attributable to NantHealth	$(15,408)	$23,065

Basic and diluted net (loss) income per share attributable to NantHealth:
Continuing operations - common stock	$(0.14)	$(0.08)
Discontinued operations - common stock	$—	$0.29
Total net (loss) income per share - common stock	$(0.14)	$0.21

Weighted average shares outstanding
Basic and diluted - common stock	111,319,061	110,619,780

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations Attributable to NantHealth and
Non-GAAP Net Loss Per Share from Continuing Operations Attributable to NantHealth
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss from continuing operations attributable to NantHealth	$(15,412)	$(8,940)
Adjustments to GAAP net loss from continuing operations attributable to NantHealth:
Loss from related party equity method investment	—	1,784
Stock-based compensation expense from continuing operations	883	732
Change in fair value of derivatives liability	(4)	5
Change in fair value of Bookings Commitment	2,463	(3,128)
Noncash interest expense related to convertible notes	323	1,542
Intangible amortization from continuing operations	2,212	2,010
Securities litigation costs	—	(103)
Tax (benefit) provision resulting from certain noncash tax items	(43)	—
Total adjustments to GAAP net loss from continuing operations attributable to NantHealth	5,834	2,842
Net loss from continuing operations attributable to NantHealth - Non-GAAP	$(9,578)	$(6,098)

Weighted average basis common shares outstanding	111,319,061	110,619,780

Net loss per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.09)	$(0.06)

Reconciliation of Net Loss per Common Share from Continuing Operations Attributable to NantHealth to Net Loss per Common Share from Continuing Operations Attributable to NantHealth - Non-GAAP
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss per common share from continuing operations attributable to NantHealth	$(0.14)	$(0.08)
Adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth:
Loss from related party equity method investment	—	0.01
Stock-based compensation expense from continuing operations	0.01	0.01
Change in fair value of derivatives liability	—	—
Change in fair value of Bookings Commitment	0.02	(0.03)
Noncash interest expense related to convertible notes	—	0.01
Intangible amortization from continuing operations	0.02	0.02
Securities litigation costs	—	—
Tax (benefit) provision resulting from certain noncash tax items	—	—
Total adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth	0.05	0.02
Net loss per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.09)	$(0.06)